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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Bemis Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BEMIS COMPANY, INC.
One Neenah Center, 4th Floor Neenah, WI 54956 Telephone: (920) 727-4100

March 18, 2008

Dear Stockholders:

        This year we are holding the Annual Meeting of Bemis Company, Inc. in Salon B of the Radisson Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin. The meeting will be held on Thursday, May 1, 2008, at 9:00 a.m., Central Daylight Time. You are cordially invited to attend. We will report on Bemis' results for 2007 and provide comments on the upcoming year. You will also have ample opportunity both before and after the meeting to meet and talk informally with our Directors and Officers. We hope you are able to attend. Whether or not you can attend the meeting, please take the time to vote your proxy.

        If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.

        On behalf of the Board of Directors and all Bemis employees, thank you for your continued support of, and confidence in, the Bemis Company.

Sincerely,
Henry J. Theisen President and Chief Executive Officer

ADMISSION POLICY

        All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on May 1, 2008. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket:

  •
  by calling 920-727-4100;

  •
  by e-mailing contactbemis@bemis.com; or

  •
  by mailing a request to Bemis Company, Inc. at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, Attention: Corporate Secretary.

        Seating is limited. Tickets will be issued on a first-come, first-serve basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

BEMIS COMPANY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 1, 2008

        We will hold the Annual Meeting of Stockholders of Bemis Company, Inc. in Salon B of the Radisson Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin, on Thursday, May 1, 2008, at 9:00 a.m., Central Daylight Time, for the following purposes:

  1.
  To elect five Directors for a term of three years.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm.

  3.
  To vote upon a proposal submitted by a stockholder, if properly presented at the meeting.

  4.
  To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 3, 2008, will be entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors James J. Seifert, Vice President, Secretary and General Counsel

March 18, 2008

PLEASE EXECUTE YOUR PROXY PROMPTLY

BEMIS COMPANY, INC.
One Neenah Center, 4th Floor
Neenah, Wisconsin 54956

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 1, 2008

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

Why am I receiving these proxy materials?

        The Board of Directors of Bemis Company, Inc. (the "Company") is soliciting your proxy in connection with the Annual Meeting of Stockholders to be held on Thursday, May 1, 2008. This proxy statement and the form of proxy or, in some cases, a Notice of Internet Availability, are being mailed to stockholders commencing on or about March 18, 2008.

Why did I receive a Notice of Internet Availability of Proxy Materials?

        Under new rules of the Securities and Exchange Commission, we are furnishing proxy materials to certain of our stockholders on the Internet, rather than mailing printed copies to those stockholders. If you received a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

How will my shares be voted by proxy?

        The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions. Unless otherwise specified in the proxy, a Company proxy will vote your proxy:

  •
  "FOR" the five nominees set forth herein;

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  "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

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  "AGAINST" the stockholder proposal.

May I revoke my proxy?

        You may revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

How can I vote my shares?

        You may vote by Internet, by telephone or by mail at any time prior to the meeting, or you may vote in person at the meeting, as follows:

  •
  Vote by Internet at www.proxyvote.com.  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 30, 2008. Have your proxy card or Notice of Internet Availability in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

  •
  Vote by Phone.  Use any touchtone telephone to call 1-800-690-6903 to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 30, 2008. Have your proxy card or Notice of Internet Availability in hand when you call and then follow the instructions.

  •
  Vote by Mail.  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bemis Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

  •
  Vote at the Meeting.  You may vote your shares at the meeting. You will be admitted to the meeting only if you have a ticket. See the Admission Policy in this proxy statement for instructions on obtaining a ticket.

        If your shares are held in an account at a brokerage firm, bank or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares.

Who will conduct and pay for the cost of this proxy solicitation?

        We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by internet by our Directors, Officers or other regular employees without remuneration other than regular compensation.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on March 3, 2008, will be entitled to vote at the meeting. As of that date, we had outstanding 99,626,783 shares of Common Stock. Each share entitles the stockholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.

How many votes are required to approve each proposal?

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect Directors and approve each proposal presented in this proxy statement.

How are votes counted?

        Abstentions will be treated as shares that are present and entitled to vote, as will an election to withhold authority to vote for Directors. Accordingly, abstentions and elections to withhold authority will have the effect of a vote "against" the particular matter. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a "broker non-vote." Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

What is the address for the company's principal executive office?

        The mailing address of our principal executive offices is One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669.

OWNERSHIP OF THE COMPANY'S SECURITIES

Security Ownership of Certain Beneficial Owners

        The only person known to us to beneficially own, as of December 31, 2007, more than five percent of our outstanding Common Stock is set forth in the following table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares(1)
American Century Companies, Inc. 4500 Main Street, 9th Floor Kansas City, Missouri 64111	8,461,688(2)	8.4%

    (1)
    Based on a total of 100,518,355 shares outstanding as of December 31, 2007.

    (2)
    Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 13, 2008. American Century has sole voting power over 8,391,797 shares, does not have shared voting power over any shares, has sole dispositive power over 8,461,688 shares, and does not have any shared dispositive power over any shares.

Shares Available for Issuance under Our Equity Compensation Plans

        The following table details, as of December 31, 2007, for Directors, Executive Officers, and all other participants in our equity compensation plans:

(a)
The aggregate number of shares to be issued upon the exercise of outstanding stock options and the vesting of performance units (commonly referred to as restricted stock units);

(b)
The weighted average exercise price of all outstanding options; and

(c)
The number of shares remaining available for future issuance under equity compensation plans.

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	4,970,665(1)	$19.49(2)	6,146,961(3)
Equity Compensation Plans Not Approved by Security Holders	-0-	N/A	-0-
TOTAL	4,970,665(1)	$19.49(2)	6,146,961(3)

(1)
Includes outstanding options and restricted stock units.

(2)
Represents weighted-average exercise price of outstanding options only. Restricted stock units do not have an exercise price.

(3)
May be issued as options or restricted stock units.

Security Ownership of Directors and Executive Officers

        The following table lists the beneficial ownership of our Common Stock as of March 3, 2008, by each Director, each nominee for Director, each Executive Officer of the Company named in the Summary Compensation Table in this proxy statement, and all of our Directors and Executive Officers as a group.

Beneficial Owner	Direct(1)	Voting or Investment Power(2)	Right to Acquire(3)	Total	Percent of Outstanding Shares
William F. Austen	49,021	4,534	0	53,555	*
William J. Bolton	7,236	0	10,000	17,236	*
Jeffrey H. Curler	783,810	363,481(4)	812,773	1,960,064	2.0%
David S. Haffner	22,585	0	0	22,585	*
Barbara L. Johnson	0	0	10,000	10,000	*
Timothy M. Manganello	17,628	0	0	17,628	*
Roger D. O'Shaughnessy	19,772	0	17,042	36,814	*
Paul S. Peercy	2,546	0	0	2,546	*
Edward N. Perry	258,734	11,600	4,821	275,155	*
William J. Scholle	6,568	0	5,400	11,968	*
Eugene H. Seashore, Jr.	31,739	0	101,352	133,091	*
Henry J. Theisen	71,468	5,744	53,966	131,178	*
Holly Van Deursen	0	0	0	0	*
Philip G. Weaver	3,221	0	0	3,221	*
Gene C. Wulf	83,982	0	155,049	239,031	*
All Executive Officers and Directors as a Group (20 persons)	1,443,117	397,411	1,286,559	3,127,087	3.1%

*
Less than one percent (1%).

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker, or nominee for the individual's account. Also included are shares resulting from option exercises and shares held in 401(k) accounts of Executive Officers.

(2)
This column includes other shares over which Directors and Executive Officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)
Includes shares that are currently exercisable or vested or that become exercisable or will vest within 60 days of March 3, 2008 which may be acquired pursuant to rights to acquire upon vesting or upon exercise of stock options pursuant to the 1994 Stock Incentive Plan, 2001 Stock Incentive Plan, and the 2007 Stock Incentive Plan.

(4)
Includes 97,845 shares in a trust of which Mr. Curler is a co-trustee in which he disclaims any beneficial ownership. Includes 215,636 shares in a trust of which Mr. Curler is a co-trustee in which he disclaims any beneficial ownership. Also includes 50,000 shares which represent Mr. Curler's 16.7 percent beneficial interest in a trust.

INFORMATION WITH RESPECT TO DIRECTORS

        Directors are divided into three classes elected on a staggered basis for three-year terms. The Nominating and Corporate Governance Committee of the Board of Directors has nominated five persons to the class of Directors to be elected at the meeting. Persons elected will hold office for a three-year term expiring in 2011 and will serve until their successors have been duly elected and qualified. Each nominee has indicated a willingness to serve as a Director, but in case any nominee is not a candidate for any reason, proxies named in the accompanying proxy card may vote for a substitute nominee selected by the Nominating and Corporate Governance Committee.

Director-Nominees for Terms Expiring in 2011

EDWARD N. PERRY, 61	Director Since 1992

Mr. Perry has been engaged in the private practice of law in the Boston, Massachusetts area since 1982 and since 2006 has been Of Counsel to the law firm of Sullivan, Weinstein & McQuay, P.C. He was a partner at Perkins, Smith & Cohen, LLP from 1990 to 2003 and was Of Counsel to Perkins, Smith & Cohen from 2004 to 2005. He is a member of the Audit Committee, Executive and Finance Committee and the Nominating and Corporate Governance Committee.
WILLIAM J. SCHOLLE, 61	Director Since 2001

Mr. Scholle is Chairman and Chief Executive Officer of Scholle Corporation, a private company, headquartered in Irvine, California, engaged in bag-in-box packaging, metallized plastics and paper, flexible shipping containers, marine salvage devices and battery electrolyte. Mr. Scholle has held this position for more than five years. He is a member of the Audit Committee, Executive and Finance Committee and the Nominating and Corporate Governance Committee.
TIMOTHY M. MANGANELLO, 58	Director Since 2004

Mr. Manganello is Chairman of the Board and Chief Executive Officer of BorgWarner Inc., a company listed on the New York Stock Exchange and a leader in highly engineered components and systems for vehicle powertrain applications worldwide. He has been Chairman and Chief Executive Officer since 2003. He previously served as Executive Vice President and served as President and General Manager of BorgWarner Torq Transfer Systems from 1999 to 2002. He is a Director of BorgWarner Inc. and Federal Reserve Bank of Chicago—Detroit Branch. He is a member of the Compensation Committee and the Nominating and Corporate Governance Committee.
PHILIP G. WEAVER, 55	Director Since 2005

Mr. Weaver is Vice President and Chief Financial Officer of Cooper Tire & Rubber Company, a global company listed on the New York Stock Exchange, specializing in the design, manufacture and sales of passenger car, light truck, medium truck, motorcycle and racing tires. He has been Vice President and Chief Financial Officer since 1998. He previously served as the Vice President of the tire division from 1994 to 1998 and as Controller of the tire division from 1990 to 1994. He is Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

HENRY J. THEISEN, 54	Director Since 2006

Mr. Theisen is our President and Chief Executive Officer. He has been President of the Company since 2007 and was elected Chief Executive Officer in 2008. He previously was Executive Vice President and Chief Operating Officer of the Company from 2003 to 2007 and Vice President of Operations from 2002 to 2003. From 1975 to 2002, he held various research and development, marketing, and management positions within the Company. Mr. Theisen is also a Director of Andersen Corporation.
Directors Whose Terms Expire in 2010
JEFFREY H. CURLER, 57	Director Since 1992

Mr. Curler is Executive Chairman of the Company and was elected to that position in 2008. He is also our Chairman of the Board and has served in that position since 2006. He was President from 1996 to 2007, Chief Executive Officer from 2000 to 2008, and Chief Operating Officer from 1998 to 2000. From 1973 to 1996, he held various management, research and development, and operations positions within the Company. Mr. Curler is also a Director of Valspar Corporation. He is Chair of the Executive and Finance Committee.
ROGER D. O'SHAUGHNESSY, 65	Director Since 1997

Mr. O'Shaughnessy is President and Chief Executive Officer of Cardinal Glass Industries, Inc., a private manufacturer of glass, including insulating glass units for window manufacturers. He has held this position for more than five years. He is a member of the Compensation Committee, the Executive and Finance Committee, and the Nominating and Corporate Governance Committee.
DAVID S. HAFFNER, 55	Director Since 2004

Mr. Haffner is President and Chief Executive Officer of Leggett & Platt, Inc., a diversified manufacturing company listed on the New York Stock Exchange. He has been Chief Executive Officer since 2006 and has served as President since 2002. He previously served as Chief Operating Officer from 1999 to 2006 and as Executive Vice President of Leggett & Platt from 1995 to 2002. He is also a Director of that corporation. He is Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.
HOLLY VAN DEURSEN, 49	Director Since 2008

Ms. Van Deursen is currently a Director of Anson Industries, Petroleum Geo-Services and Capstone Turbine Corporation. She was most recently an executive in the petrochemical industry, and she has held a variety of leadership positions at British Petroleum and Amoco Corporation in Chicago, London and Hong Kong. She was Group Vice President of the Chicago division of Petrochemicals for British Petroleum from 2003 to 2005, and Group Vice President of Strategy, based in London, from 2001 to 2003. She is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Directors Whose Terms Expire in 2009
WILLIAM J. BOLTON, 61	Director Since 2000

Mr. Bolton is a consultant to the food distribution industry. He was Executive Vice President of SUPERVALU, Inc. and President and Chief Operating Officer Corporate Retail from 1997 to 2000. SUPERVALU is a food distribution and food retailing company. From 1995 to 1997 he was Chairman and Chief Executive Officer of Bruno's, a supermarket company. He was elected to the Board of Directors of Ace Hardware Corporation in 2004. He is Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee and the Executive and Finance Committee.
BARBARA L. JOHNSON, 57	Director Since 2002

Ms. Johnson is the Vice Chancellor for Business and Finance for the University of Nebraska at Kearney. She has held that position since 2007. From 2004 to 2007 she served as a consultant for various institutions of higher education advising on financial and administrative matters. She previously was Vice President and Treasurer of Carleton College, Northfield, Minnesota from 2000 to 2004. Prior to that she was Vice President for Finance and Administration of Mars Hill College, Mars Hill, North Carolina from 1997 to 2000 and Assistant Controller of The Ohio State University, Columbus, Ohio from 1990 to 1997. She is a member of the Audit Committee and the Nominating and Corporate Governance Committee.
PAUL S. PEERCY, 67	Director Since 2006

Mr. Peercy is currently Dean of the College of Engineering at the University of Wisconsin-Madison. He has been Dean since 1999. From 1996 to 1998 he was President of SEMI/SEMATECH in Austin, Texas. From 1968 to 1995 he served in various departments of the Sandia National Laboratories in Albuquerque, New Mexico. Mr. Peercy is also a Director of Sonic Foundry, Inc. He is a member of the Audit Committee and the Nominating and Corporate Governance Committee.
GENE C. WULF, 57	Director Since 2006

Mr. Wulf is Senior Vice President and Chief Financial Officer of the Company. He has been Senior Vice President since 2006 and Chief Financial Officer since 2002. He previously was Vice President, Treasurer and Chief Financial Officer from 2002 to 2006, Vice President and Controller from 1998 to 2002 and Vice President and Assistant Controller from 1997 to 1998. From 1975 to 1997, he held various financial positions within the Company. Mr. Wulf is also a Director of A. O. Smith Corporation.

CORPORATE GOVERNANCE

Corporate Governance Documents

        You can electronically access all of our committee charters, our standards of business conduct, and our Principles of Corporate Governance at our website at www.bemis.com under the Company Overview section or by writing to us at Bemis Company, Inc., Attention Company Secretary at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669. Hard copies will be provided to any stockholder or any interested party upon request. We have adopted a Financial Team Code of Ethics that is filed as an exhibit to our Annual Report on Form 10-K. We intend to promptly post on our website any amendments to, or waivers from, the Financial Team Code of Ethics or Bemis Ethics Guide following the date of such amendment or waiver.

Director Independence

        The Board has determined that all Directors and Director-nominees, with the exception of Messrs. Curler, Theisen, and Wulf, are "independent" as that term is defined in the applicable listing standards of the New York Stock Exchange ("NYSE"). The Board has affirmatively determined that each of the following non-employee Directors, who collectively constitute a majority of the Board and all of the members of the Audit Compensation, and Nominating and Corporate Governance Committees of the Board, is independent:

  •
  William J. Bolton

  •
  David S. Haffner

  •
  Barbara L. Johnson

  •
  Timothy M. Manganello

  •
  Roger D. O'Shaughnessy

  •
  Paul S. Peercy

  •
  Edward N. Perry

  •
  William J. Scholle

  •
  Holly Van Deursen

  •
  Philip G. Weaver

        In accordance with the NYSE director independence rule, the Board looked at the totality of the circumstances to determine a Director's independence. To be independent a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management. The Board considered information provided by the Directors and Director-nominees and concluded none of the independent Directors or independent Director-nominees have any relationships with Bemis, except Mr. Scholle who has an immaterial relationship with Bemis. Mr. Scholle is President and Chief Executive Officer of Scholle Corporation. We have purchased, at market competitive prices, metallized film and metallized services from a subsidiary of Scholle Corporation. The Board has determined that under the totality of circumstances, Mr. Scholle remains independent from management and is able to discharge the duties of an independent Director. Total sales to Bemis by the Scholle Corporation and its subsidiaries comprise less than two percent of Scholle Corporation's consolidated gross revenues. None of the other non-employee Directors has a relationship described in Rule 303A.02 of the NYSE Rules or any other relationship that requires Board consideration in making its determination.

The Board of Directors

        All 13 members then comprising the Board of Directors attended the Annual Meeting of Stockholders in 2007. The Board does not have a formal written policy requiring members to attend the Meeting of Stockholders, although all members have traditionally attended. The Board of Directors held six meetings during the year ended December 31, 2007. All Directors attended at least 75 percent of the aggregate of the total number of Board meetings and meetings of Committees on which they served.

        Nancy Parsons McDonald, who had been a Director of the Company since 1982, retired from our Board of Directors in January 2008 pursuant to the Board's retirement policy. Ms. McDonald was a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Committees of the Board

        The Board of Directors has an Executive and Finance Committee, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The table below shows current membership for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Barbara L. Johnson	William J. Bolton	William J. Bolton*
Paul S. Peercy	David S. Haffner*	David S. Haffner
Edward N. Perry	Timothy M. Manganello	Barbara L. Johnson
William J. Scholle	Roger D. O'Shaughnessy	Timothy M. Manganello
Holly Van Deursen		Roger D. O'Shaughnessy
Philip G. Weaver*		Paul S. Peercy
Edward N. Perry
William J. Scholle
Holly Van Deursen
Philip G. Weaver

    *
    Committee Chair

        Executive and Finance Committee.    The Executive and Finance Committee did not meet in 2007. It has such powers as are delegated to it by the full Board.

        Audit Committee.    The Audit Committee held four meetings and eight conference calls in 2007. The Audit Committee's principal function is to assist the Board by performing the duties described in the Audit Committee Charter, which include:

  •
  oversight responsibility for the integrity and fair presentation of our financial reporting; and

  •
  responsibility for the selection, compensation and oversight of our independent registered public accounting firm.

        The Board has determined that all members of the Audit Committee are financially literate and that Philip G. Weaver is a financial expert as defined by the Securities and Exchange Commission.

        Compensation Committee.    The Compensation Committee held three meetings in 2007. The Compensation Committee has a Compensation Committee Charter, which requires the Compensation Committee to, among other things:

  •
  approve the compensation of the Executive Officers and Directors; and

  •
  review management's recommendations on Officer and key employee compensation and company-wide benefit plans.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee held four meetings in 2007. The Nominating and Corporate Governance Committee has a Nominating and Corporate Governance Committee Charter, which sets forth the Nominating and Corporate Governance Committee's duties, which include:

  •
  recommending nominees for election to the Board of Directors;

  •
  reviewing the performance of the highest ranking Officer and other senior Officers and recommends to the full Board a successor should the position of highest-ranking Officer become vacant;

  •
  reviewing with the Board, on an annual basis, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of our needs; and

  •
  reviewing all nominees for Director and recommending to the Board those nominees who have attributes it believes would be most beneficial to us. This assessment will include such issues as experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board.

        Our Principles of Corporate Governance also set forth certain requirements regarding Board size, Directors who experience job changes, Director terms, other board service, retirement and independence matters, which the Committee takes into when carrying out its duties.

Nominations for Directors

        The Nominating and Corporate Governance Committee will consider Director candidates recommended by stockholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Principles of Corporate Governance and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with the factors described in the Principles of Corporate Governance. Stockholders who wish to suggest qualified candidates to the Committee should write the Secretary of the Company at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, stating in detail the candidate's qualifications for consideration by the Committee.

        If a stockholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures set out in our Bylaws. Under our Bylaws, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a Director at any annual or special meeting of stockholders unless a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of the Company not less than 90 days before the first anniversary of the previous year's annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting, together with the written consent of such person to serve as a Director.

        In accordance with the listing standards of the New York Stock Exchange, William J. Bolton has served as the independent lead Director for independent Director meetings. Bemis' independent Directors meet at regularly scheduled executive sessions without management at which Mr. Bolton presides. Executive sessions without management are held at the beginning and conclusion of every Board meeting.

        Bemis hires Beal Associates, a search firm, to help identify and facilitate the screening and interview process of Director-nominees. In connection with the Nominating and Corporate Governance Committee's evaluation of a Director-nominee, the Nominating and Corporate Governance Committee:

  •
  believes that nominees must have experience as a Board member or senior Officer of a public or private company or have achieved national prominence in a relevant field or have possessed other relevant experience;

  •
  evaluates whether the nominee's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial, international, technological or other expertise;

  •
  engages the search firm to screen the candidates, do reference checks, prepare a biography for each candidate for the Committee to review and help set up interviews;

  •
  Interviews, along with the Chairman of the Board and our Chief Executive Officer, candidates that meet the criteria; and

  •
  selects nominees that best suit the Board's needs.

Communications with the Board

        The Board provides a process for stockholders and other interested parties to send communications to the Board or any of the Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to Bemis Company, Inc., c/o Secretary of the Company at One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, 920-727-4100. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, Executive Officers and persons who own more than 10 percent of our Common Stock file initial reports of ownership of our Common Stock and changes in such ownership with the Securities and Exchange Commission. To our knowledge, based solely on a review of copies of forms submitted to us during and with respect to 2007 and on written representations from our Directors and Executive Officers, all required reports were filed on a timely basis during 2007, except for two Form 4 reports for Nancy P. McDonald, a former Director, due to a trust agent's reporting error.

TRANSACTIONS WITH RELATED PERSONS

        Our Board of Directors has approved a written policy whereby the Audit Committee must approve any transaction with a related person, as defined in Rule 404 of Regulation S-K ("Related Person Transaction") before commencement of such transaction; provided, however, that if the transaction is identified after it commences, it shall be brought to the Committee for ratification. The Related Person Transaction should be presented to the Audit Committee by an Executive Officer requesting that the Audit Committee consider the Related Person Transaction at its next meeting. The Executive Officer presenting the transaction must advise the Audit Committee of all material terms of the transaction.

        The Audit Committee has delegated authority to the Audit Committee Chairman to, upon request of an Executive Officer, approve Related Person Transactions if they arise between Committee meetings. The Chairman may take any action with respect to such Related Person Transaction that the Committee would be authorized to take, or, in his or her discretion, require that the matter be brought before the full Committee. Any action taken by the Chairman shall be reported to the Committee at its next regularly scheduled meeting.

Standards for Approval of Transactions

        The Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a Related Person Transaction:

  •
  whether the terms are fair to us;

  •
  whether the transaction is material to us;

  •
  the role the related person has played in arranging the Related Person Transaction;

  •
  the structure of the Related Person Transaction; and

  •
  the interests of all related persons in the Related Person Transaction.

        A Related Person Transaction will only be approved by the Committee if the Committee determines that the Related Person Transaction is beneficial to us and the terms of the Related Person Transaction are fair to us.

Approval Process

        The Committee may, in its sole discretion, approve or deny any Related Person Transaction. Approval of a Related Person Transaction may be conditioned upon us and the related person taking any or all of the following additional actions, or any other actions that the Committee deems appropriate:

  •
  requiring the related person to resign from, or change position within, an entity that is involved in the Related Person Transaction with us;

  •
  assuring that the related person will not be directly involved in negotiating the terms of the Related Person Transaction or in the ongoing relationship between us and the other persons or entities involved in the Related Person Transaction;

  •
  limiting the duration or magnitude of the Related Person Transaction;

  •
  requiring that information about the Related Person Transaction be documented and that reports reflecting the nature and amount of the Related Person Transaction be delivered to the Committee on a regular basis;

  •
  requiring that we have the right to terminate the Related Person Transaction by giving a specified period of advance notice; or

  •
  appointing a Company representative to monitor various aspects of the Related Person Transaction.

        In the case of any transaction for which ratification is sought, the Committee may require amendment or termination of the transaction, or implementation of any of the above actions, if the Committee does not ratify the transaction.

Transactions with Related Persons during Fiscal Year 2007

        Item 404 of Regulation S-K requires that we disclose any transactions between us and any related persons, as defined by Item 404, in which the amount involved exceeds $120,000 (the "404 Threshold Amount").

        During 2007, we and our subsidiaries purchased, at market competitive prices, approximately $9.7 million of polyester and polyester copolymer products from Pacur, Inc. Ronald Johnson, brother-in-law of Jeffrey H. Curler, is President of Pacur, Inc. Mr. Curler is Chairman of the Board of the Company and our Executive Chairman.

        During 2007, we and our subsidiaries purchased, at market competitive prices, approximately $1.1 million of metallized film and metallizing services from Vacumet Corporation, a subsidiary of Scholle Corporation. Such sales comprised less than two percent of Scholle Corporation's consolidated gross revenues. William J. Scholle, a Director of the Company, is President and Chief Executive Officer of Scholle Corporation.

        At the request of the Audit Committee, consisting entirely of independent Directors, PricewaterhouseCoopers LLP conducted a review of the above transactions. Based on PricewaterhouseCoopers LLP's report, the Audit Committee determined that these transactions were at least as fair to us as if they had been consummated with non-related parties.

        Robert Krostue is the brother-in-law of Jeffrey H. Curler. Mr. Curler is Chairman of the Board of the Company and our Executive Chairman. Mr. Krostue is employed by Perfecseal, Inc., one of our subsidiaries, as Vice President of North American Operations. He was paid targeted total cash in 2007 of approximately $64,000 more than the 404 Threshold Amount. Mr. Krostue has been employed by us for more than 30 years.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        Our Compensation Committee (the "Committee") has been assigned and empowered by the Bemis Board of Directors to review and approve the compensation of its Executive Officers. In addition, the Committee provides a recommendation to the Board of Directors as to the competitive pay package for its Directors. For the year 2007, there were ten (10) employee Executive Officers and ten (10) non-employee Directors. The individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table are referred to as the "Named Executive Officers." The components of the compensation and benefits provided to all Executive Officers, including the Named Executive Officers, are similar in design.

Executive Compensation Philosophy and Objectives

        The Committee's responsibility is to provide effective compensation plans that align the interests of stockholders and management. The Committee believes that the most effective compensation plans are those that reward achievement of specific annual, long-term and strategic goals. The elements of this philosophy are to:

  •
  attract and retain key talent;

  •
  motivate individuals to achieve our goals;

  •
  achieve results that add shareholder value; and

  •
  grow long-term earnings.

        Accordingly, the Committee has designed and approved compensation plans that include base salary, short-term performance-based cash incentives and long-term incentives in the form of restricted stock. In addition, we have historically provided a defined benefit pension plan. The Plan was partially frozen in 2006 and replaced with a defined contribution profit sharing plan (the Bemis Investment Profit Sharing Plan "BIPSP").

        The Committee believes that the simplicity of our executive compensation plans has been instrumental in providing shareholder return in a challenging and complex marketplace.

2007 Executive Compensation Components

        For the year 2007, the principal components of compensation for all Executive Officers, including all Named Executive Officers were:

  •
  Base salary;

  •
  Performance-based cash incentives (non-equity incentive compensation);

  •
  Long-term equity compensation;

  •
  Retirement and other benefits;

  •
  Perquisites; and

  •
  Compensation and benefits in the event of termination, including a change of control.

Compensation Decisions

        The Committee makes all decisions regarding compensation and material benefit plans. The Committee selected Towers Perrin, an independent, outside compensation consultant, to assist it in developing relevant market data using competitive benchmarks and its knowledge of the job requirements of each of the Executive Officers. The Board conducts an annual performance evaluation of the Chief Executive Officer. The Committee then considers the Board's annual performance evaluation in addition to input from Towers Perrin and the Vice President of Human Resources in setting Chief Executive Officer compensation. In setting compensation for 2007 for all other Executive Officers, the Committee exercised its independent judgment, utilizing recommendations from Towers Perrin and the Chief Executive Officer. To maintain Towers Perrin's independence, management does not utilize any of its compensation or other consulting services. The Committee most recently consulted with Towers Perrin in 2006 for 2007 pay recommendations.

        In designing the competitive benchmarks, Towers Perrin used a peer/comparator group reflective of the packaging industry. We selected the following companies for this group:

  •
  Avery Dennison Corporation;

  •
  Ball Corporation;

  •
  Crown Holdings, Inc.;

  •
  Pactiv Corporation;

  •
  Sealed Air Corporation; and

  •
  Sonoco Products Company.

        None of these companies competes directly in all of our product categories; however, they are the most directly competitive, publicly traded companies. We believe that management talent comes from a much broader range of industries, from both publicly and privately held businesses. As a result, the Committee uses discretion in applying the peer group data in establishing compensation levels that are competitive within the broader market.

        The Committee uses the peer group data primarily to ensure that the executive compensation plans, as a whole, are competitive, meaning generally within the broad middle range of comparative pay of the peer group companies when we achieve the targeted performance levels. For 2007, the Committee selected a total compensation target range at the 50th percentile.

        The Committee has a benchmarking analysis performed every two to three years for the following three elements of compensation:

  •
  Base salary;

  •
  Performance-based cash incentives (non-equity incentive compensation); and

  •
  Long-term equity compensation.

        Each of the Named Executive Officers is compared as reasonably close as possible to their counterparts at the comparator companies. Each element of compensation is targeted at 100 percent of the market median for those comparator companies. While each Named Executive Officer has many duties similar to his/her counterparts, many also have additional responsibilities not necessarily performed by his/her counterparts at the comparator companies. Therefore, the Committee also takes into consideration:

  •
  length of service;

  •
  time in the specific position; and

  •
  job responsibilities and complexities.

        The most recent competitive findings provided to the Committee by Towers Perrin revealed the following regarding each of the pay elements for the Named Executive Officers:

  •
  Base salary—the target was, on average, 100 percent of the market median;

  •
  Short-term incentives (non equity incentive compensation or bonus pay)—the target was, on average, 88 percent of the market median; and

  •
  Long-term incentives—the target was, on average, 117 percent of the market median.

        Each element is considered on its own and, when taken together, comprise total compensation. Total compensation is measured by outside consultants and reflects the sum of the three target elements, driven by the base pay element. The Committee reviews each element of compensation in comparison to the comparator group and also reviews the allocation of total compensation across each element to ensure an appropriate mix of short and long-term incentives.

        We apply the same compensation policy for all Executive Officers. Different compensation levels are based solely on assigned base pay and the applied incentive percentage. Position responsibility and external comparators account for all differences in compensation levels among Named Executive Officers. For example, the compensation levels for our Chief Executive Officer are based on comparator group information for the Chief Executive Officer position, which levels are generally higher than for other executive officers at the comparator companies.

        The Committee is confident that the design of the compensation components, especially the long-term component, has been integral in attracting and retaining the executive talent necessary to meet our objectives.

Base Salary

        The base salary is a guaranteed component of Executive Officer annual cash compensation that attracts and retains our Executive Officers. The value of base salary reflects the following components:

  •
  the Executive Officer's skill set;

  •
  the market value of the Executive Officer's skill set;

  •
  internal equity; and

  •
  individual performance.

        During an annual review of base salaries, the Committee uses, in addition to the benchmarking data, an internal review of compensation relative to other Executive Officers, and the recommendations submitted by the Chief Executive Officer. In years when compensation consultants were not utilized, decisions on adjustments to base pay were made based upon other aggregate annual base pay adjustments provided to other corporate salaried employees and Committee determinations as to internal equity. For pay changes effective in 2008, the Committee selected base pay adjustments consistent with all other Bemis salaried and hourly employee groups.

Performance—Based Cash Incentives - (non-equity incentive compensation)

        The 1997 Bemis Executive Officer Performance Plan (BEOPP) was re-approved by the stockholders in May 2005. The purpose of the BEOPP is to provide incentives to our Named Executive Officers to produce a superior stockholder return. Amounts paid under the terms of the BEOPP are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

        This component of pay for the Named Executive Officers has no discretion for individual performance and no formula discretion by the Committee. The Plan payout is based entirely on earnings per share and sales performance, according to the chart shown below. The amount of target bonus for each Named Executive Officer has been set as a percentage of base pay and is typically adjusted only with a job change and/or when recommended by outside consultants in order to remain competitive with comparator company pay practices. Any such change requires the approval of the Committee.

        Administered by the Committee, the BEOPP sets target award levels based on a percent of each Named Executive Officer's annual base compensation. The target percentage is established by the Committee based on the benchmarking data and other factors previously discussed. That percent of annual base compensation becomes the normal award. The attainment of predetermined adjusted earnings per share (EPS) growth dictates the percent of payment of the normal award. Adjusted EPS is based on the Company's reported EPS, adjusted for items determined by the Committee to be unusual and/or non-recurring. The Committee determined that for 2007, the EPS target was 106 percent of the previous year's EPS. If this target were achieved, the Named Executive Officers would receive 100 percent of the normal award value. If our EPS is less than 90 percent of the previous year's EPS, no award is paid. At 114 percent EPS achievement, the Plan would pay two-times the normal award. The BEOPP chart below indicates the range of payouts:

If EPS Comparison Year over Year Is:	Then	Payout as a % of Normal Award is:
<90%	=	0%
90%	=	25%
95%	=	48.4375%
100%	=	71.875%
102%	=	81.25%
106%	=	100%
108%	=	125%
111%	=	162.5%
114%	=	200%
PLUS 10% of Normal Award if Sales Growth = to or > 8%

        In 2007, we achieved EPS of approximately 95 percent of the previous year's adjusted EPS, and therefore, the Named Executive Officers earned a bonus payout of only 50 percent of the normal award. We did not increase sales in excess of eight percent and therefore the additional sales-related payment was not made. There is no individual component factor used in the calculation of the non-equity incentive compensation component. Each Executive Officer earns the same percent of their respective fixed normal award.

        For 2008, the Committee has approved the BEOPP design, with the same earnings per share and sales growth targets shown in the chart above.

Long-Term Incentive Compensation

        In May 2006, our stockholders approved the Bemis Company, Inc. 2007 Stock Incentive Plan (the "Plan"). This Plan provides for issuance of equity units to all Executive Officers and other key employees. The purpose of this Plan is to enable us to retain and motivate key employees by providing them the opportunity to acquire meaningful equity ownership in the Company. The Committee has selected restricted stock units as the form of equity awards for Executive Officers and other key employees. In 2006, the Committee approved restricted stock units for approximately 200 key employees. This Plan has proven to be a critical retention tool for all Executive Officers, as well as other key employees. All Executive Officers, including all Named Executive Officers, receive restricted stock awards each year from this Plan while other key employees receive awards historically on an every three-year basis. By virtue of its years of experience with the Plan, the Committee has continued to support the issuance of restricted stock units to participants, which aligns the interests of Executive Officers and key employees with those of our stockholders.

        Long-term incentive compensation is expressed also as a set percentage of base pay by the Committee for each of the Named Executive Officers. Similar to the performance based cash incentives, this is a fixed formula and changes only when recommended by outside consultants and subsequently approved by the Committee.

        For all Executive Officers, the Committee provides annual grants of restricted stock units that vest after a five-year period, subject to accelerated vesting for retirement eligible participants. The Committee uses a formula tied to base salary to set the number of restricted stock units awarded annually. The Committee considered recommendations from Towers Perrin and set the percent of base salary used for each Executive Officer's award. The Committee has set the formula as a percent of base salary, divided by a fixed share price to determine the number of restricted stock units awarded. The fixed share price is used for a three year time period. This fixed share price is equal to the average month-end closing price (the sum of each month-end closing price divided by twelve), adjusted for a forfeiture-based discount provided by Towers Perrin that is used for a three year time period. This formula was used for awards in 2004, 2005 and 2006, based on the average adjusted 2003 share price. The same formula, based on a fixed average 2006 adjusted share price, was used for the 2007 grants and will be used for 2008 and 2009.

        In 2002, we placed holding requirements on all Executive Officers for any restricted stock units granted after November 30, 2002. These holding requirements specify that each Executive Officer hold, for a period of not less than three years, one-half of the net amount of shares issued. These restrictions expire after the three-year period or upon termination or retirement.

        We have not granted stock options for several years to any executive officer, including the Named Executive Officers.

Stock Ownership Guidelines

        In 2007, the Committee approved and implemented stock ownership guidelines. To emphasize the importance of linking Executive Officers, Directors, and stockholder interests, we have established guidelines that require all Executive Officers, including the Named Executive Officers, to hold or have a right to acquire, a minimum number of Bemis shares with a market value equal to five times the Officer's annual base pay or in the case of a Director, two times the annual base retainer. Each Officer or Director is expected to achieve the ownership target within five years from the date of election as an Officer or Director. All Named Executive Officers and Directors already meet the guidelines or are on track to meet the guidelines within the specified time.

Retirement and Other Employee Benefits

        We offer retirement plans that are intended to supplement the employee's personal savings and social security. All employees in the United States are eligible to participate in a retirement plan, profit sharing plan, savings plan or a combination thereof.

        We offer core employee benefits coverage to:

  •
  provide our employees with a reasonable level of financial support in the event of illness or injury; and

  •
  enhance productivity and job satisfaction through programs that focus on work/life balance.

        Core benefits available are the same for all United States employees and Executive Officers, and include medical and dental coverage, wellness, disability insurance, and life insurance. In addition, the Bemis 401(k) Savings Plan (BIIP & BIPSP) and the Bemis retirement plans provide a reasonable level of retirement income reflecting employees' careers with us. These plans are generally available to all United States employees, including Executive Officers. We also offer non-qualified supplemental retirement and savings plans, which provide certain additional retirement benefits, including benefits that cannot be provided through the qualified plans due to various Internal Revenue Service limits.

        The cost of employee benefits is partially borne by the employee, including each Executive Officer.

Perquisites

        We do not provide significant perquisites or personal benefits to Executive Officers. We have discontinued most perquisites to Executive Officers, with the exception of some limited use of our plane by the Executive Chairman and the Chief Executive Officer and reimbursement of some automobile-related expenses. Personal use of the Company aircraft is generally discouraged, however the Committee has authorized personal use under our Personal Use of Company Aircraft Policy for the Executive Chairman and the Chief Executive Officer.

Change of Control Agreements (Management Agreements)

        We entered into management agreements with the Executive Officers to ensure retention and action in the best interests of the stockholders in the event of a change of control. In 2005, the elements of the management agreements were benchmarked against comparable regional companies of similar size. The agreements were subsequently revised and approved by the Committee. The Committee authorized us to enter into management agreements with all Executive Officers, which provide benefits only upon a change of control event and subsequent termination.

        The determination of the amount of payment(s) and benefits in the event of a change in control is described in footnote (1), page 33. The amounts are formula based and are paid only in the event of a change of control and where the Named Executive Officer is not retained in the position he/she had prior to the event (i.e., double trigger). The formulas for payment were determined several years ago and updated in 2006, without a formal benchmarking process. These changes were disclosed in our proxy statement dated March 21, 2006.

        The information used for the management agreements was not used for total compensation determination or benchmarked by any compensation consultants. The management agreements, as approved by the Committee, stand on their own, and were not related to any overall compensation objectives at the time of implementation, other than Named Executive Officer acquisition and retention, and did not affect decisions regarding other compensation elements.

        There is no difference in the structure of any management agreement for any Named Executive Officer since all Named Executive Offices have identical agreements and payout formulas.

        Please see the "Management Agreements" section in this proxy.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

THE COMPENSATION COMMITTEE

David S. Haffner, Chairman
Roger D. O'Shaughnessy
William J. Bolton
Timothy M. Manganello

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

			(1)	(2)	(3)	(4)	(5)	(6)

Jeffrey H. Curler, President, Chief Executive Officer and Chairman of the Board	2007 2006	1,106,000 1,010,000	N/A N/A	3,298,365 2,470,168	N/A N/A	554,516 1,616,000	2,574,094 677,635	51,685 25,377	7,584,660 5,799,180

Gene C. Wulf, Senior Vice President and Chief Financial Officer	2007 2006	508,000 478,000	N/A N/A	932,087 706,418	N/A N/A	152,818 525,800	828,593 191,008	11,089 24,392	2,432,587 1,925,618

Henry J. Theisen, Executive Vice President and Chief Operating Officer	2007 2006	608,000 532,000	N/A N/A	1,177,827 1,086,238	N/A N/A	243,867 638,400	1,402,415 362,639	7,165 20,326	3,439,274 2,639,603

William F. Austen, Vice President Operations	2007 2006	425,000 399,000	N/A N/A	646,303 600,760	N/A N/A	127,849 399,000	258,741 114,593	24,629 36,750	1,482,522 1,550,103

Eugene H. Seashore, Jr. Vice President Human Resources	2007 2006	397,000 372,000	N/A N/A	736,105 523,199	N/A N/A	99,522 372,000	578,731 104,675	8,742 9,894	1,820,100 1,381,768

(1)
No discretionary bonuses were paid in 2006 or 2007.

(2)
Represents amounts recognized for financial reporting purposes for compensation earned in 2006 and 2007, utilizing assumptions discussed in Note 8 to our consolidated financial statements for the year ended December 31, 2006, and December 31, 2007 respectively, for all restricted stock units, calculated in accordance with FAS 123(R), disregarding any estimate for service based forfeitures.

(3)
Options have not been awarded since 2003 and all option awards vested prior to 2006.

(4)
The amounts in this column reflect cash awards paid to the named individuals under the BEOPP, which is discussed in further detail in the Compensation Discussion and Analysis.

(5)
The amounts in this column reflect the actuarial increase in the present value of the Named Executive Officers' benefits under all pension plans established by us. Interest rate and mortality rate assumptions used are consistent with those shown in our financial statements. Mr. Austen's amount also includes above market interest rate earnings of $1,561 for 2006, and $1,757 for 2007, respectively. See Pension Benefits for more detailed information.

(6)
The amounts in this column include:

Name	Year	401(k) Match BIIP ($)	BIPSP Payment ($)	Life Insurance ($)	Tax Gross Ups ($)	Perquisites ($)	TOTAL ($)

		(a)	(b)

Jeffrey H. Curler	2007	5,625		4,902	736	40,422	51,685

Gene C. Wulf	2007	5,625		2,363	3,101		11,089

Henry J. Theisen	2007	5,625		1,540			7,165

William F. Austen	2007	5,000	17,000	681	974		24,629

Eugene H. Seashore, Jr.	2007	5,625		1,791	1,326		8,742

    (a)
    The BIIP 401(k) is available to all eligible salaried and non-union hourly employees, including all Executive Officers and Named Executive Officers. Participants contribute by making tax advantaged or pre-tax employee contributions that are then matched by the Company in Bemis stock. The match is 50 percent of the first two (2) percent of employee contributions and then a 25 percent match on any contributions above two (2) percent up to an eight (8) percent maximum match. To qualify for participation, the employee must meet all eligibility requirements and regularly contribute to the Plan at a minimum of three (3) percent of covered pay for the entire year.

    (b)
    The BIPSP is provided to those Executive Officers who do not qualify for the BRP. This Plan provides for a minimum contribution of two (2) percent of eligible annual earnings. If certain earnings per share targets are met, we will provide up to a maximum contribution of five (5) percent of eligible earnings. For 2007, a contribution of four (4) percent was made. The Supplemental BIPSP non-qualified Plan allows for contributions that would otherwise be limited in the qualified BIPSP Plan due to IRS limits.

    (c)
    Perquisites consist of the following amounts:

Name	Year	Company Auto/Gas Reimbursement/ Parking($)	Use of Company Airplane($)	Spousal Travel & Travel Related Expenses($)	TOTAL($)

			(i)	(ii)

Jeffrey H. Curler	2007	1,935	37,519	968	40,422

      (i)
      We have a Board approved policy for personal use of our airplane. Amount calculated is based on incremental cost-of-use.

      (ii)
      Payment by the Company for spousal travel and travel related expenses for the January 2007 Board meeting.

GRANTS OF PLAN BASED AWARDS IN 2007

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (#)
							Grant Date Fair Market Value ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Max ($)

				(1)		(2)	(3)

Jeffrey H. Curler	01/01/07	10/25/06	0	1,106,000	2,322,600	112,000	3,805,760

Gene C. Wulf	01/01/07	10/25/06	0	304,800	640,080	31,000	1,053,380

Henry J. Theisen	01/01/07	10/25/06	0	486,400	1,021,440	49,000	1,665,020

William F. Austen	01/01/07	10/25/06	0	255,000	535,500	26,000	883,480

Eugene H. Seashore, Jr.	01/01/07	10/25/06	0	198,500	416,850	22,000	747,560

(1)
The Bemis Executive Officer Performance Plan (BEOPP) is an annual non-equity cash incentive program. The BEOPP provides guidelines for the calculation of annual non-equity incentive based compensation, subject to the Compensation Committee's oversight and approval. The short-term, non equity incentive plan's measurement for payout is the increase in earnings per share over the previous year. Each Named Executive has a target award opportunity (normal award) that is assigned as a percentage of annual base pay. These targets range from 50 percent of annual base pay to 100 percent of annual base pay for our Named Executive Officers (as determined by the Compensation Committee). This normal award is subsequently adjusted by EPS performance, utilizing a performance scale (see performance scale in Compensation Discussion and Analysis).

(2)
The Restricted Stock Award Plan provides for issuance of equity units to all Executive Officers and other key employees, including the Named Executive Officers. For all Executive Officers, the Committee provides annual grants of restricted stock units that vest after a five-year period, subject to accelerated vesting for retirement eligible participants. The Committee uses a formula tied to base salary to set the number of restricted units awarded annually. The Committee considers recommendations from Towers Perrin and sets the percent of base salary used for each Executive Officer's award. The Committee has set the formula as a percent of base salary, divided by a fixed share price to determine the number of restricted units awarded. The fixed share price is used for a three year time period. This fixed share price is equal to an average month-end closing price for the year, adjusted for a forfeiture-based discount provided by Towers Perrin that is used for a three year time period. This formula was used for awards in 2004, 2005 and 2006, based on the average adjusted 2003 share price. The same formula, based on a fixed average 2006 adjusted share price, was used for the 2007 grants and will be used for 2008 and 2009. The restricted stock units entitle Executive Officers to receive dividend equivalent payments on the number of outstanding restricted stock units.

(3)
Grant Date Fair Value is the number of units, multiplied by the market price on grant date of $33.98.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END

	Option Awards				Restricted Stock Awards

				(1)	(2)		(3)

Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)

Jeffrey H. Curler	43,352 61,126 200,000 122,146 53,872 82,282	0 0 0 0 0 0	18.8125 17.4375 18.8125 16.7813 24.5900 24.8150	01/01/09 01/01/10 05/03/10 01/01/11 01/01/12 01/01/13	(5) (6) (7) (8)	21,200 49,200 78,000 89,600	580,456 1,347,096 2,135,640 2,453,248

Gene C. Wulf	9,710 12,500 21,414 14,176 24,082	0 0 0 0 0	18.8125 17.4375 16.7813 24.5900 24.8150	01/01/09 01/01/10 01/01/11 01/01/12 01/01/13	(5) (6) (7) (8)	6,400 14,000 22,200 24,800	175,232 383,320 607,836 679,024

Henry J. Theisen	22,358 31,608	0 0	24.5900 24.8150	01/01/12 01/01/13	(5) (6) (7) (8)	42,000 45,000 48,000 49,000	1,149,960 1,232,100 1,314,240 1,341,620

William F. Austen					(4) (6) (7) (8)	40,000 27,000 29,000 26,000	1,095,200 739,260 794,020 711,880

Eugene H. Seashore, Jr.	10,992 12,392 10,470 16,798	0 0 0 0	15.8750 16.7815 24.5900 24.8150	02/03/10 01/01/11 01/01/12 01/01/13	(5) (6) (7) (8)	4,400 9,600 15,600 17,600	120,472 262,848 427,128 481,888

(1)
All options expire 10 years from date of issuance.

(2)
The restricted stock award plan provides for issuance of equity units to all Executive Officers and other key employees, including the Named Executive Officers. For all Executive Officers, the Committee provides annual grants of restricted stock units that vest after a five-year period, subject to accelerated vesting for retirement eligible participants. The Committee uses a formula tied to base salary to set the number of restricted shares awarded annually. The Committee considers recommendations from Towers Perrin and sets the percent of base salary used for each Executive Officer's award. The Committee has set the formula as a percent of base salary, divided by a fixed share price to determine the number of restricted units awarded. The fixed share price is used for a three year time period. This fixed share price is equal to an average month-end closing price for the year, adjusted for a forfeiture-based discount provided by Towers Perrin that is used for a three year time period. This formula was used for awards in 2004, 2005 and 2006, based on the average adjusted 2003 share price. The same formula, based on a fixed average 2006 adjusted share price, was used for the 2007 grants and will be used for 2008 and 2009. The restricted stock units entitle Executive Officers to receive dividend equivalent payments on the number of outstanding restricted stock units.

(3)
Market value of shares or units is determined by multiplying the number of units by the December 29, 2007 Bemis closing stock price ($27.38).

(4)
One of the Named Executives holds performance units awarded prior to becoming an Officer and this award has a six-year vesting period.

(5)
Number of restricted stock units awarded on 1/1/04 that have not vested. The units will vest on December 31, 2008, subject to the accelerated vesting for retirement eligible participants.

(6)
Number of restricted stock units awarded on 1/28/05 that have not vested. The units will vest on December 31, 2009, subject to the accelerated vesting for retirement eligible participants.

(7)
Number of restricted stock units awarded on 1/1/06 that have not vested. The units will vest on December 31, 2010, subject to the accelerated vesting for retirement eligible participants.

(8)
Number of restricted stock units awarded on 1/1/07 that have not vested. The units will vest on December 31, 2011, subject to the accelerated vesting for retirement eligible participants.

OPTION EXERCISE AND STOCK VESTED IN 2007

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

	(1)		(2)

Jeffrey H. Curler	150,000	1,442,160	(3) 37,957 (4) 106,708	1,313,312 2,921,665

Gene C. Wulf	50,000	480,720	(3) 9,989 (4) 30,661	345,619 839,498

Henry J. Theisen			(3) 65,753 (4) 24,024	2,275,054 657,777

William F. Austen			(3) 40,000	1,384,000

Eugene H. Seashore, Jr.			(3) 7,377 (4) 21,354	255,244 584,673

(1)
Represents options exercised in 2007 and the total value realized is determined by calculating the difference in value between the stock price on the date of grant and the stock price on the date of exercise.

(2)
For all retirement eligible Executive Officers, restricted stock units vest at the rate of 1/60th per month until age 60, when all units are vested. The figures represent the number of shares that vested in 2007 for each Named Executive Officer.

(3)
Stock units vested and distributed in 2007, based on the fair market value at distribution of $34.60.

(4)
Stock units vested but not yet distributed to the Named Executive Officer. Dollar amount represents the year-end stock closing price ($27.38) multiplied by the number of units vested.

2007 NON-QUALIFIED DEFERRED COMPENSATION

Officers	Exec Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Jeffrey H. Curler

Gene C. Wulf

Henry J. Theisen

William F. Austen			5,722(1)	32,076	72,964

Eugene H. Seashore, Jr.

(1)
Of Mr. Austen's earnings, $1,757 was above-market and is reflected in the Summary Compensation Table.

        Deferred compensation shown above was provided under the terms of the Bemis Long-Term Deferred Compensation Plan. The Plan allows deferral of short-term cash incentives. Earnings shown were credited at a rate equal to the prime rate as of the beginning of the year, compounded on a quarterly basis.

2007 PENSION BENEFITS

        The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under each of the Retirement Plans and Supplemental Retirement Plans, determined using interest rate and mortality rate assumptions described below.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

	(1) (2) (3)		(4)

Jeffrey H. Curler	Bemis Retirement Plan (BRP) Bemis Supplemental Retirement Plan (Supplemental Plan) Bemis Supplemental Retirement Plan for Senior Officers Total	34.58 34.58 34.58	1,563,925 7,229,985 4,304,654 13,098,564	— — — —

Gene C. Wulf	Bemis Retirement Plan (BRP) Bemis Supplemental Retirement Plan (Supplemental Plan) Bemis Supplemental Retirement Plan for Senior Officers Total	32.33 32.33 32.33	1,283,454 2,393,358 1,592,002 5,268,814	— — — —

Henry J. Theisen	Bemis Retirement Plan (BRP) Bemis Supplemental Retirement Plan (Supplemental Plan) Bemis Supplemental Retirement Plan for Senior Officers Total	31.96 31.96 31.96	1,119,709 2,654,444 2,339,755 6,113,908	— — — —

William F. Austen	Bemis Retirement Plan (BRP) Bemis Supplemental Retirement Plan (Supplemental Plan) Bemis Supplemental Retirement Plan for Senior Officers Total	5.80 5.80 7.80	78,762 183,778 581,569 844,109	— — — —

Eugene H. Seashore, Jr.	Bemis Retirement Plan (BRP) Bemis Supplemental Retirement Plan (Supplemental Plan) Bemis Supplemental Retirement Plan for Senior Officers Total	27.98 27.98 27.98	1,150,074 1,640,406 1,277,780 4,068,260	— — — —

Key Assumptions	12/31/2007	12/31/2006
Discount Rate	6.25%	5.75%
Expected Retirement Age	Earliest unreduced age	Earliest unreduced age
Pre-Retirement Decrements	None	None
Post-Retirement Mortality	RP 2000 Projected from 2000 to 2007	RP 2000 Projected from 2000 to 2007
Form of Payment
BRP	Single Life Annuity	Single Life Annuity
Supplemental	Lump Sum	Lump Sum
SERP	Lump Sum	Lump Sum
Lump Sum Assumptions
Interest	5.00%	5.50%
Mortality	IRS 2008 Applicable Mortality Table	Table specified under IRC Section 417(e)

Plan Changes During 2007

No significant changes

(1)
Retirement Programs -We sponsor two qualified retirement plans: the Bemis Retirement Plan (BRP) and the Bemis Investment Profit Sharing Plan (BIPSP). The BRP is a traditional defined benefit plan and the BIPSP is a profit sharing plan implemented in 2006 as a replacement for the BRP. Eligible employees hired on or after January 1, 2005 are eligible to receive a contribution in the BIPSP and do not participate in the BRP. Eligible employees hired prior to 2005 that have completed a year of eligibility service by December 31, 2005, continue to participate in the BRP. However, only BRP participants as of December 31, 2005 who were at least age 40 and whose combined age plus service equals 60 (i.e. "Group A Grandfathered"), continue to accrue benefits under the BRP in the same way as prior to 2006. All other BRP participants ("Group B Grandfathered") continue to have the BRP benefit adjusted with pay increases and receive no service accruals after 2005. Instead, Group B Grandfathered employees are eligible to participate in the BIPSP. All Named Executive Officers, with the exception of Mr. Austen, are Group A Grandfathered and qualify for the continued full participation in the BRP. We also sponsor two non-qualified pension plans, the Supplemental Plan and the Bemis Supplemental Retirement Plan for Senior Officers, and a non-qualified profit sharing plan, the Supplemental BIPSP.

(2)
Bemis Retirement Plan (BRP) and Bemis Supplemental Retirement Plan (Supplemental Plan)—Both the BRP and the Supplemental Plan are non-contributory defined benefit plans with an offset for Social Security, which provides benefits determined primarily by final average salary and years of service. Final average salary is determined by using the highest five consecutive years of earnings out of the last fifteen. Eligible earnings include regular annual base compensation plus any annual non-equity cash incentive earned. The benefit formula is 50% of the final average salary, less 50% of the estimated Social Security benefit. Benefits are generally accrued over a 30-year period. The Supplemental Plan is a non-qualified defined benefit "excess" plan that provides an additional benefit which would have been provided under the BRP but for the limitations imposed by IRC Section 415 (maximum benefits) and IRC Section 401(a)(17) (maximum compensation). The provisions of the Supplemental Plan generally mirror the BRP, except the Supplemental Plan provides for a present value lump sum payment option, while the BRP does not. Jeff Curler, Gene Wulf and Gene Seashore, three of the Named Executive Officers, meet the eligibility requirements for early retirement as of December 31, 2007. Early retirement eligibility is age 55 with 10 years of service. The early retirement benefit equals the normal retirement benefit, reduced by 2% each year from age 65 to age 62, then reduced 4% each year to age 55. In addition, a Social Security supplement is payable from early retirement until age 65.

(3)
Similar to the BRP and Supplemental Plans, the total benefit under the Bemis Supplemental Retirement Plan for Senior Officers is 50% of final average earnings, less 50% of the estimated Social Security benefit, then offset by the BRP and Supplemental Plan benefit amounts. However, unlike the BRP and the Supplemental Plan, benefits under the Bemis Supplemental Retirement Plan for Senior Officers accrue over a 20-year period. In addition, final average earnings are calculated using the highest five (5) years during the last 15, whether or not they are consecutive. For Senior Officers that also receive contributions under the BIPSP and Supplemental BIPSP described below, their benefit is further reduced by the value of the BIPSP and Supplemental BIPSP. Jeff Curler, Gene Wulf, and Gene Seashore, three of the Named Executive Officers, meet the eligibility requirements for early retirement as of December 31, 2007. Benefits under the Bemis Supplemental Retirement Plan for Senior Officers vest upon attainment of age 50 with 20 years of service, or when combined age and service totals 75 or more. The early retirement eligibility is the same as the vesting eligibility noted above, except that the Senior Officer cannot commence payment prior to age 55. The Bemis Supplemental Retirement Plan for Senior Officers has no early retirement reductions and a present value lump sum form of payment is offered.

(4)
All assumptions used to calculate the present value of accumulated benefits under the BRP, Supplemental Plan and Bemis Supplemental Retirement Plan for Senior Officers, are the same as those used in Note 8 to our financial statements as of December 31, 2007, except for the assumed retirement age. The assumed retirement age has been changed to reflect the earliest unreduced age under the Bemis Supplemental Retirement Plan for Senior Officers. Lump sums under the Supplemental and Bemis Supplemental Retirement Plan for Senior Officers were calculated assuming a 5% lump sum interest rate and the IRS 2008 Applicable Mortality Table.

2007 DIRECTOR COMPENSATION

        Director compensation is approved by the Board of Directors, after the Compensation Committee recommends appropriate annual pay levels. The Committee determines appropriate pay levels using the expertise and data supplied by the compensation consultants. The components of Director pay include cash or stock in lieu of cash, restricted stock units and an additional cash payment for Directors who serve as Chairs on the various Committees. For 2007, the Board approved annual board compensation of $65,000 and annual restricted stock units valued at $32,500, which is one half of the annual cash compensation. In addition, the Committee chairs receive a payment of cash or stock in lieu of cash in the amount of $15,000. The fees earned or paid in cash column represent earnings for 2006 paid in 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Other Income	Total ($)

		(2)	(3)

William J. Bolton	80,000	15,562	1,712	97,274

David S. Haffner	80,000	20,563	2,258	102,821

Barbara L. Johnson	65,000	15,562		80,562

Timothy M. Manganello(1)	65,000	39,735	2,954	107,689

Nancy P. McDonald	65,000	20,563		85,563

Roger D. O'Shaughnessy(1)	65,000	20,563	1,919	87,482

Paul S. Peercy(1)	65,000	32,233	1,712	98,945

Edward N. Perry	65,000	32,236	1,712	98,948

William J. Scholle	65,000	32,236		97,236

Philip G. Weaver(1)	80,000	32,236	2,954	115,190

(1)
Directors Manganello, O'Shaughnessy, Peercy and Weaver elected to receive their annual retainer in the form of Bemis stock in lieu of cash.

(2)
Represents the grant date fair value recognized for financial reporting purposes for compensation earned in 2007, utilizing assumptions discussed in Note 8 to our consolidated financial statements for the year ended December 31, 2007, for all restricted stock units, calculated in accordance with FAS 123(R), disregarding any estimate for service based forfeitures. All restricted stock units have a three-year vesting period. Stock awards were granted to the Directors above on May 3, 2007. Each Director received an award for 963 shares of Bemis stock. The award vests on May 3, 2010. The grant date value of each award was $32,501.

(3)
Payment by the Company for spousal travel and travel related expenses (including tax gross-up), for January 2007 Board meeting.

        Aggregate number of vested options and restricted stock units outstanding for Directors at the end of 2007:

Director Name	Aggregate Number of Vested Options Outstanding(#)	Aggregate # of Restricted Stock Units Outstanding(#)

William J. Bolton	10,000	1,760

David S. Haffner		1,760

Barbara L. Johnson	10,000	1,760

Timothy M. Manganello		3,575

Nancy P. McDonald		1,760

Roger D. O'Shaughnessy		1,760

Paul S. Peercy		3,444

Edward N. Perry		3,575

William J. Scholle	5,400	3,575

Philip G. Weaver		3,575

POTENTIAL PAYMENTS UPON TERMINATION, INCLUDING CHANGE OF CONTROL

        The following table describes the potential payments and benefits under the company's compensation and benefit plans and arrangements to which the Executive Officers would be entitled to upon termination of employment, including following a change of control. Except for (i) certain terminations following a change of control of the company as described below, and (ii) involuntary termination as shown below, there are no other agreements, arrangements or plans that entitle Executive Officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating Executive Officer (other than following a change of control) would be at the discretion of the Compensation Committee.

Potential Payments Upon Termination of Employment, Including Following a Change of Control

Named Executive	Event	Cash Severance Payment (salary, bonus, etc.) ($)	Incremental Pension Benefit (present value) ($)	Continuation of Medical/ Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards ($)	Excise Tax Gross-up ($)

			(2)
Jeffrey H. Curler	Death Disability Voluntary termination Voluntary retirement Involuntary termination Involuntary termination for cause (1) Involuntary or constructive termination after change of control	1,106,000 12,227,960		60,000	6,858,909 6,858,909 6,858,909	5,389,794

Gene C. Wulf	Death Disability Voluntary termination Voluntary retirement Involuntary termination Involuntary termination for cause (1) Involuntary or constructive termination after change of control	508,000 4,407,380		60,000	1,945,650 1,945,650 1,945,650	2,089,424

Henry J. Theisen	Death Disability Voluntary termination Voluntary retirement Involuntary termination Involuntary termination for cause (1) Involuntary or constructive termination after change of control	608,000 5,628,020		60,000	5,695,697 5,695,697 5,695,697	3,197,825

William F. Austen	Death Disability Voluntary termination Voluntary retirement Involuntary termination Involuntary termination for cause (1) Involuntary or constructive termination after change of control	425,000 3,566,380	60,000	3,340,360 3,340,360 3,340,360	2,241,399

Eugene H. Seashore, Jr.	Death Disability Voluntary termination Voluntary retirement Involuntary termination Involuntary termination for cause (1) Involuntary or constructive termination after change of control	397,000 3,266,660	60,000	1,362,265 1,362,265 1,362,265	1,555,744

(1)
Involuntary or constructive termination after change of control: provides salary, bonus, benefit costs, vested equity units outstanding, equity units to be granted, and tax gross-up values. The cash column represents three (3) times the annual base salary, three (3) times the highest bonus paid, a cash payment equal to the value of the 2006 restricted stock award made to the Named Executive Officers and three (3) times the benefit costs calculated at 30% of base pay. The continuation of medical/welfare benefits column represents $60,000 in estimated health, welfare and life insurance cost.

(2)
Vested pension benefits, if any, for the Named Executive Officers are not listed in this table because they are already provided under Pension Benefits.

MANAGEMENT AGREEMENTS

        We have Management Agreements ("Agreements") with Mr. Curler and the other Executive Officers that become effective only upon a change of control event. A change of control event is deemed to have occurred if any person acquires or becomes a beneficial owner, directly or indirectly, of our securities representing 20 percent or more of the combined voting power of our then outstanding securities entitled to vote generally in the election of Directors, or 20 percent or more of the then outstanding shares of our Common Stock. If, in connection with a change of control event, an Executive Officer is terminated involuntarily or constructively involuntarily terminated, such Executive Officer will be entitled:

  (a)
  to immediately receive from us or our successor, a lump-sum cash payment in an amount equal to three times the sum of (1) the executive's annual salary for the previous year, or, if higher, the executive's annual salary in effect immediately prior to the change of control event; (2) the executive's target bonus for the current year, or, if higher, the highest annual bonus received by the executive during the previous five years; and (3) the estimated value of fringe benefits and perquisites;

  (b)
  to immediately receive from us or our successor, a lump-sum cash payment in an amount equal to the executive's most recent annual grant of equity units multiplied by the value of a share of our common stock on the day immediately prior to the change of control event; and

  (c)
  for three years after the "Involuntary Termination" or "Constructive Involuntary Termination", to participate in any health, disability and life insurance plan or program in which the executive was entitled to participate immediately prior to the change of control event; but notwithstanding anything to the contrary above, the executive will not be entitled to benefits under subparagraphs (a), (b) or (c) above for any time following the executive's sixty-fifth (65th) birthday.

        For purposes of the Agreements, "Involuntary Termination" means a termination by us of the executive's employment that is not a termination for "Cause" and that is not on account of the death or disability of the executive.

        "Constructive Involuntary Termination" means any of the following events: (1) reduction of the executive's title, duties, responsibilities or authority, other than for Cause or disability; (2) reduction of the executive's annual base salary; (3) reduction of the aggregate benefits under our pension, profit sharing, retirement, life insurance, medical, health and accident, disability, bonus and incentive plans and other employee benefit plans and arrangements or reduction of the number of paid vacation days to which the executive is entitled; (4) we fail to obtain assumption of the Agreement by any successor; (5) we require the executive to perform his primary duties at a location that is more than 25 miles further from his primary residence than the location at which he performs his primary duties on the effective date of the Agreement; or (6) a termination of employment with us by the executive after any of the other occurrences listed.

        "Cause" means, and is limited to, (1) willful and gross neglect of duties by the executive that has not been substantially corrected within 30 days after his receipt from us of written notice describing the neglect and the steps necessary to substantially correct it, or (2) an act or acts committed by the executive constituting a felony and substantially detrimental to us or our reputation.

REPORT OF THE AUDIT COMMITTEE

        The Company's Audit Committee is composed of six independent non-employee Directors. It is responsible for overseeing the Company's financial reporting and the Company's controls regarding accounting and financial reporting. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company's management, the Company's Director of Global Financial Compliance, the Company's Director of Internal Audit and the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP. The Company's Director of Global Financial Compliance, the Company's Director of Internal Audit, and PricewaterhouseCoopers have direct access to the Audit Committee at any time on any issue of their choosing and the Committee has the same direct access to the Company's Director of Global Financial Compliance, the Director of Internal Audit and PricewaterhouseCoopers. The Committee meets privately with the Director of Internal Audit, with the Company's Director of Global Financial Compliance and with PricewaterhouseCoopers at least four times a year.

        Specifically, the Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2007 with the Company's management; (ii) met and discussed the financial statements and related issues with senior management, the Company's Director of Global Financial Compliance, the Company's Director of Internal Audit (iii) met and discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iv) received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and (v) approved related person policy transactions in accordance with the Related Persons Transaction Policy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES

        The following table presents aggregate fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company's annual financial statements for the years ended December 31, 2007 and 2006, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

	2007	2006
Audit Fees(1)	$2,143,957	$1,893,090
Audit-Related Fees(2)	5,848	112,683
Tax Fees(3)	55,204	42,674
All Other Fees(4)	8,225	4,800

Total Fees	$2,213,234	$2,053,247

(1)
Audit Fees—These are fees for professional services performed by PricewaterhouseCoopers for the integrated audits of the Company's annual financial statements and reviews of financial statements included in the Company's 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees—These are fees for the assurance and related services performed by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the Company's financial statements.

(3)
Tax Fees—These are fees for professional services performed by PricewaterhouseCoopers with respect to tax compliance, tax advice and tax planning. For 2007 and 2006, this includes review and/or preparation of certain foreign tax returns.

(4)
All Other Fees—These are license fees for internal audit software.

        The Audit Committee approved all audit and non-audit services provided to the Company by the Company's independent registered public accounting firm prior to management engaging the auditor for that purpose. The Committee's current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by the Company's independent registered public accounting firm. In making its recommendation to appoint PricewaterhouseCoopers as the Company's independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers is compatible with maintaining that firm's independence.

        Based on the Committees' review and discussions with senior management, the Director of Global Financial Compliance, the Director of Internal Audit and PricewaterhouseCoopers referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

  Philip G. Weaver, Chair and Financial Expert
  Barbara L. Johnson
  Paul S. Peercy
  Edward N. Perry
  William J. Scholle
  Holly Van Deursen

APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm ("auditor") for the year ending December 31, 2008. While neither Missouri law, our Restated Articles of Incorporation nor our Bylaws require submission to the stockholders the question of appointment of auditors, it has been the policy of our Board of Directors since 1968 to submit the matter for stockholder consideration in recognition that the basic responsibility of the auditors is to the stockholders and the investing public. Therefore, the Audit Committee of the Board of Directors recommends stockholder ratification of the appointment of PricewaterhouseCoopers LLP, which has served as our auditors for many years. If the stockholders do not ratify this appointment, the Audit Committee will consider other independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the meeting, with the opportunity to make a statement and to respond to questions.

        The proxies will vote your proxy for ratification of the appointment of PricewaterhouseCoopers LLP unless you specify otherwise in your proxy.

        The Audit Committee recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

STOCKHOLDER PROPOSAL ON COMPENSATION REPORT

        The International Brotherhood of DuPont Workers, P.O. Box 10, Waynesboro, Virginia 22980, owner of 130 shares of our common stock, has given notice that it will introduce the following resolution and statement in support thereof:

        Resolved: "That the stockholders of Bemis, Inc, (sic) assembled in annual meeting in person and by proxy, hereby request that the Board of Directors give consideration to preparing a report, to be made available to shareholders four months after the 2007 (sic) Annual meeting, that shall review the compensation packages provided to senior executives of the Company and address the following.

  1.
  Comparison of compensation packages for senior executives with that provided to the lowest paid Company employees.

  2.
  Whether there should be a ceiling on compensation provided to senior executives so as to prevent the possibility of excessive compensation.

  3.
  Whether compensation of senior executives should be adjusted in the event of the layoff of a substantial number of employees."

Stockholder's Statement

        A review of Bemis's 2007 proxy statement reveals that CEO Curler received total compensation in 2006, of $9.42 million. This represented a 27% increase over his 2005 total compensation of $7.43 million and an 83% increase over his 2004 total compensation of $5.15 million. He also has accumulated a pension benefit that is presently valued at $10.52 million.

        Contrast Mr. Curler's situation with that of the Bemis employees in the U.S. who actually produce the products. Their yearly wage increase over the past two years has averaged about 3% while their health care costs have skyrocketed, effectively wiping out their meager wage increase. The situation is even worse once they retire; Bemis provides no contribution at all toward retiree health care costs. As for a pension/retirement benefit, all Bemis provides is a minimal guaranteed contribution to their 401K, much of which requires employee contribution, worth about $2000 per year for the typical wage roll employee.

        Given the handsome compensation awarded to Mr. Curler, how do we explain the mediocre performance of the stock, having gone from about $25 in October 2005 to about $28.00 in October 2007—performance that is more than 30% below that of the Dow Jones Index?

        If one is willing to overlook the stock performance and nevertheless consider it appropriate to provide such generous compensation to Mr. Curler, wouldn't it be appropriate to rethink the compensation provided to the employees who work in the Company's factories?

        It is time to reevaluate the criteria used for compensating those who work for Bemis. This proposal will do jus (sic) that.

        If you AGREE, please mark your proxy FOR this resolution.

Bemis' Statement in Opposition to Proposal

        As described in more detail below, the Board of Directors believes that the stockholder proposal should be opposed for four basic reasons:

  1.
  Our stockholders have already decisively spoken against this proposal. This repetitive request was defeated by an overwhelming majority of our stockholders at last year's Annual Meeting of Stockholders;

  2.
  We have already explained our process for determining the compensation packages of our Executive Officers;

  3.
  The Board and management will be distracted by activities that do not add value for the other stockholders; and

  4.
  The costs of preparing the requested report will outweigh the benefits.

        In addition, all employees make important contributions to our success. We are committed to paying our employees fairly in accordance with their job responsibilities, their performance in those jobs and their ability to contribute to our overall success, taking into account competitive and market factors. Our executive compensation program is designed to compensate our Executive Officers fairly based on their performance and contribution to us, to provide incentives to attract and retain key executives, and to instill in them a long-term commitment to us and a sense of Company ownership, all consistent with stockholders' interests.

        The Compensation Discussion and Analysis in this proxy statement provides a comprehensive review of our philosophy for compensating our Executive Officers, the components of the Executive Officer compensation program, and the method for determining and approving the compensation for Executive Officers. This proxy statement includes detailed information about the cash and equity compensation paid to the Named Executive Officers, as well as information about perquisites provided to them. As discussed in more detail in the Compensation Discussion and Analysis, the Compensation Committee endeavors to provide a compensation program (i) that is competitive with other companies that we compete with for executive talent; and (ii) adjusted for our performance. The Compensation Committee engages an outside consultant to provide the Compensation Committee with market data for peer companies.

        We believe that our Compensation Committee and stockholders already have the information necessary to understand and assess the compensation packages provided to our Executive Officers. Our Compensation Committee believes that we must set the compensation of employees, including our Executive Officers, based on conditions and competitive factors in the market today in order to attract the kind of executive talent necessary to execute our business strategies. As a result, we do not believe that the information compiled by a report of the type requested by the stockholder proposal will result in any change to our practices. Therefore, we do not believe that the stockholders would benefit from the report.

        The proxies will vote your proxy against the stockholder proposal on compensation report unless you specify otherwise in your proxy.

For the above reasons, the Board recommends that the stockholders vote AGAINST this proposal.

SUBMISSION OF STOCKHOLDER PROPOSALS

        We must receive all stockholder proposals to be presented at the 2009 annual meeting of stockholders that are requested to be included in the proxy statement and form of proxy relating thereto not later than November 18, 2008.

        Stockholder proposals to be brought before any meeting of stockholders or nominations of persons for election as a Director at any meeting of stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice by the stockholder must be delivered or received at our principal executive offices not less than 90 days before the first anniversary of the preceding year's annual meeting. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting. The notice must set forth certain information concerning such proposal or such stockholder and the nominees, as specified in our Bylaws. The presiding Officer of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

        The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

HOUSEHOLDING

        In 2002, the SEC approved a procedure, called "householding", concerning the delivery of proxy information to stockholders. Under householding, stockholders who share the same last name and address, and do not participate in electronic delivery, will receive only one copy of the proxy materials, including our Annual Report to Stockholders or, in some cases, one Notice of Internet Availability. We initiated householding to reduce printing costs and postage fees.

        Stockholders wishing to continue to receive multiple copies of proxy materials or multiple Notices of Internet Availability may do so by completing and returning the "opt out" card previously mailed to you or by notifying us in writing or by telephone at Bemis Company, Inc., One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669, 920-727-4100. Upon such request, we will promptly deliver copies of the proxy materials or Notice of Internet Availability to a stockholder at a shared address to which a single copy of the documents was delivered.

        Stockholders who share an address (but not the same last name) may request householding by notifying us at the above-referenced address or telephone number.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2008

The following materials are available for view on the Internet:

  •
  proxy statement for the 2008 Annual Meeting of Stockholders;

  •
  2007 Annual Report to Stockholders; and

  •
  annual report on Form 10-K for the year ended December 31, 2007.

        To view the proxy statement, 2007 Annual Report to Stockholders, or annual report on Form 10-K, visit www.bemis.com/2008Annualmeeting.

                      By Order of the Board of Directors

                      James J. Seifert,
                      Vice President, Secretary and General Counsel

BEMIS COMPANY, INC,

ONE NEENAH CENTER, 4TH FLOOR

NEENAH, WI 54956

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card or Notice of Internet Availability in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Bemis Company, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card or Notice of Internet Availability in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bemis Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you received a Notice of Internet Availability, you may request a proxy card by following the instructions in the notice.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BEMSC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEMIS COMPANY, INC.			For	Withhold	For All
			All	All	Except
Vote On Directors

1.	To elect five directors each to serve for a term of three years.		☐	☐	☐

Nominees:
	01)	Edward N. Perry
	02)	William J. Scholle
	03)	Timothy M. Manganello
	04)	Philip G. Weaver
	05)	Henry J. Theisen

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals						For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company.					☐	☐	☐

3.	To vote upon the stockholder proposal on compensation report, if properly presented at the meeting.					☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only stockholders of record at the close of business on March 3, 2008 will be entitled to receive notice of and to vote at the meeting.

Please sign exactly as name appears on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign corporate name in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

PROXY

BEMIS COMPANY, INC.

One Neenah Center, 4th Floor

P.O. Box 669

Neenah, WI 54957-0669

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Melanie E.R. Miller and James J. Seifert, or either of them, as Proxies with power of substitution to vote on all matters, as designated on the reverse side, all the shares of stock of Bemis Company, Inc. held of record by the undersigned on March 3, 2008, at the Annual Meeting of Stockholders to be held on May 1, 2008.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is received and no specific direction is made, this Proxy will be voted for the Nominees, for Proposal 2 and against Proposal 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED REPLY ENVELOPE

QuickLinks

ADMISSION POLICY
BEMIS COMPANY, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2008
PLEASE EXECUTE YOUR PROXY PROMPTLY
BEMIS COMPANY, INC. One Neenah Center, 4th Floor Neenah, Wisconsin 54956
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2008
SOLICITATION, EXECUTION AND REVOCATION OF PROXIES
OWNERSHIP OF THE COMPANY'S SECURITIES
INFORMATION WITH RESPECT TO DIRECTORS
CORPORATE GOVERNANCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS IN 2007
OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END
OPTION EXERCISE AND STOCK VESTED IN 2007
2007 NON-QUALIFIED DEFERRED COMPENSATION
2007 PENSION BENEFITS
2007 DIRECTOR COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION, INCLUDING CHANGE OF CONTROL
MANAGEMENT AGREEMENTS
REPORT OF THE AUDIT COMMITTEE
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSAL ON COMPENSATION REPORT
SUBMISSION OF STOCKHOLDER PROPOSALS
HOUSEHOLDING
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2008